Calculation of Filing Fee Tables
S-3
Strategy Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.001 per share	457(o)			$ 15,854,365,265.54	0.0001381	$ 2,189,487.84
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 15,854,365,265.54		$ 2,189,487.84
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,189,487.85
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act. In accordance with Rules 465(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee with respect to an indeterminate amount of the registrant's class A common stock being registered under Registration Statement No. 333-284510 filed with the Securities and Exchange Commission on January 27, 2025 (the "Registration Statement") as may from time to time be offered under the Registration Statement at indeterminate prices.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Strategy Inc	S-3	333-284510	05/01/2025		$ 2,189,487.85	Equity	Class A Common Stock, par value $0.001 per share	0	$ 14,301,031,025.48
Fee Offset Sources	3	Strategy Inc	S-3	333-284510		05/01/2025						$ 3,215,100.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Prior Sales Agreement and the Prior ATM Offering were terminated effective as of November 4, 2025. Prior to such termination, the registrant had sold $5,145,634,734.46 of shares of class A common stock under the Prior ATM Offering and the balance of $15,854,365,265.54 (the "Unsold Class A Common Stock") of the $21,000,000,000 of shares of class A common stock registered for offer and sale in the Prior ATM Offering remained unsold at the termination.

Offset Note
[2]	On May 1, 2025, the registrant filed a prospectus supplement with the Securities and Exchange Commission under the Registration Statement relating to the offering of shares of its class A common stock that was able to be issued and sold from time to time under a Sales Agreement, dated May 1, 2025, with the sales agents named therein (the "Prior Sales Agreement", and such offering, the "Prior ATM Offering"). The Prior Sales Agreement and the Prior ATM Offering were terminated effective as of November 4, 2025. Prior to such termination, the registrant had sold $5,145,634,734.46 of shares of class A common stock under the Prior ATM Offering and the balance of $15,854,365,265.54 (the "Unsold Class A Common Stock") of the $21,000,000,000 of shares of class A common stock registered for offer and sale in the Prior ATM Offering remained unsold at the termination. The registrant previously paid a filing fee of $2,427,303.33 with respect to a portion of the Unsold Class A Common Stock, which is being applied to the registration of shares of class A common stock pursuant to this prospectus supplement annex in accordance with Rule 457(p) under the Securities Act.

[3]	On May 1, 2025, the registrant filed a prospectus supplement with the Securities and Exchange Commission under the Registration Statement relating to the offering of shares of its class A common stock that was able to be issued and sold from time to time under a Sales Agreement, dated May 1, 2025, with the sales agents named therein (the "Prior Sales Agreement", and such offering, the "Prior ATM Offering"). The Prior Sales Agreement and the Prior ATM Offering were terminated effective as of November 4, 2025. Prior to such termination, the registrant had sold $5,145,634,734.46 of shares of class A common stock under the Prior ATM Offering and the balance of $15,854,365,265.54 (the "Unsold Class A Common Stock") of the $21,000,000,000 of shares of class A common stock registered for offer and sale in the Prior ATM Offering remained unsold at the termination. The registrant previously paid a filing fee of $2,427,303.33 with respect to a portion of the Unsold Class A Common Stock, which is being applied to the registration of shares of class A common stock pursuant to this prospectus supplement annex in accordance with Rule 457(p) under the Securities Act.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A